EXHIBIT 99.1

CONTACT:
Kelly Taylor
Director, Investor Relations
(216) 676-2000

GrafTech Reports Third Quarter 2015 Results

INDEPENDENCE, Ohio - November 4, 2015 - GrafTech International Ltd. today announced financial results for the third quarter ended September 30, 2015.

On August 17, 2015, GrafTech became an indirect wholly-owned subsidiary of Brookfield Asset Management Inc. (NYSE:BAM) (TSX:BAM.A) (Euronext:BAMA). In accordance with GAAP and using business combination accounting guidelines, results for the third quarter of 2015 are presented in two distinct periods labeled as predecessor (to reflect the period prior to the Brookfield acquisition) and as successor (which reflects the period following the acquisition and includes the provisional purchase price allocation). Due to the different basis of accounting, the predecessor and successor results are not directly comparable, but for narrative purposes in this press release, the predecessor and successor results have been combined for ease of discussion and analysis.

2015 Third Quarter Review

•
Net sales* (on a combined basis) were $160 million, a decrease of 38 percent, compared to net sales of $260 million in the third quarter of 2014. Lower sales volume and weaker pricing in both business segments drove the reduction in revenue.

•
Reported net loss* (on a combined basis) was $(50) million, compared to a net loss of $(35) million in the same period of the prior year. The net loss in the third quarter of 2015 includes $23 million of special charges[1], net of tax. The third quarter of 2014 included special charges of $22 million, net of tax.

•	Adjusted net loss* (on a combined basis), which excludes special charges, was $(27) million, compared to adjusted net loss* of $(13) million in the third quarter of 2014.

•	EBITDA* (on a combined basis), which excludes special charges, was $9 million, versus $24 million in the same period of the prior year.

•
Net cash provided by operating activities* (on a combined basis) was $8 million, compared to $27 million in the third quarter of 2014. Rationalization and transaction-related cash outlays of approximately $13 million negatively impacted operating cash flow in the quarter.

1 Special charges include rationalization and rationalization-related charges, impairment charges, valuation allowance, AGM customer bankruptcy, and proxy contest and transaction expenses.

*Non-GAAP financial measures. See attached reconciliations.

Industrial Materials
Net sales for Industrial Materials (on a combined basis) declined to $126 million, compared to $209 million in the third quarter of 2014. The Industrial Materials segment reported essentially breakeven operating income (on a combined basis), compared to $5 million of operating income in the same period of the prior year. Adjusted segment operating income* (on a combined basis), which excludes special charges, was $3 million in the third quarter of 2015, compared to $12 million in the third quarter of 2014 and $4 million in the second quarter of 2015. The reduction in revenue and adjusted operating income was largely due to lower graphite electrode shipments in response to weak global steel customer demand and lower realized graphite electrode pricing year-over-year.

			Combined
	Q3 2014	Q2 2015	Q3 2015
Industrial Materials net sales:	$208,573	$125,012	$126,004
Industrial Materials adjusted operating income:	12,283	3,995	3,030
Industrial Materials adjusted operating income margin:	5.9%	3.2%	2.4%
Engineered Solutions
Net sales for Engineered Solutions (on a combined basis) decreased to $34 million, compared to $52 million in the third quarter of 2014. Operating loss (on a combined basis) for the Engineered Solutions segment was $(8) million, compared to $(12) million in the same period of the prior year. Adjusted segment operating loss* (on a combined basis), which excludes special charges, was $(4) million in the third quarter of 2015, compared to adjusted operating income of $1 million in the third quarter of 2014 and breakeven results in the second quarter of 2015. Weak demand for products serving the advanced consumer electronics industry and softness in advanced graphite materials product sales adversely impacted revenue and adjusted operating income in the quarter.

			Combined
	Q3 2014	Q2 2015	Q3 2015
Engineered Solutions net sales:	$51,885	$40,110	$34,184
Engineered Solutions adjusted operating income:	1,225	(138)	(3,509)
Engineered Solutions adjusted operating income margin:	2.4%	(0.3)%	(10.3)%
Selling and Administrative and Research and Development Expense
Total company selling and administrative expense and research and development expenses (on a combined basis), which include corporate expenses, were $41 million in the third quarter of 2015, compared to $30 million in the third quarter of 2014. Overhead expense in the third quarter of 2015 was negatively impacted by special charges of $21 million in the third quarter of 2015 due to accelerated stock compensation expense and transaction costs related to the acquisition, compared to special charges of $1 million in the prior year quarter. Excluding special charges in both periods, overhead declined $9 million, or 31 percent, year-over-year to $20 million in the third quarter of 2015, due to continued cost reduction efforts.
Interest expense (on a combined basis) was $13 million, compared to $9 million in the same period of the prior year primarily resulting from accelerated interest expense due to the prepayment of the Senior Subordinated Notes.
Outlook
In its September 28, 2015 report, the International Monetary Fund (IMF) reduced its global growth rate for 2015 to 3.1 percent, 0.3 percentage points lower than in 2014, and 0.2 percentage points below its July forecast. The report stated that the recovery in advanced economies is expected to pick up slightly, while activity in emerging market and developing economies is projected to slow for the fifth year in a row. The IMF also indicated that downside risks to the outlook have risen, particularly for emerging market and developing economies.
In its Short Range Outlook released on October 12, 2015, the World Steel Association (WSA) forecast that global steel demand will decrease by 1.7 percent to 1,513 million tons in 2015, following growth of 0.7 percent in 2014. In 2016, WSA forecast that world steel demand will show growth of 0.7 percent and will reach 1,523 million tons.
Joel Hawthorne, Chief Executive Officer of GrafTech, commented, "We continue to manage through a very challenging operating environment in our end markets and will continue to aggressively reduce costs to improve our competitive position.  With the benefits of the investment made by Brookfield Asset Management, we remain focused on leveraging our core competencies that GrafTech has built over the past 129 years.   We will continue executing our strategy and positioning the company for success as the cycle improves.”

About GrafTech
GrafTech International, an indirect wholly-owned subsidiary of Brookfield Asset Management, is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 18 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Independence, Ohio, GrafTech employs approximately 2,400 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release and related discussions may contain forward-looking statements about such matters as: outlook for 2015 or beyond; future or targeted operational and financial performance; growth prospects and rates; the markets we serve and our position in those markets; future or targeted profitability, cash flow, liquidity, sales, costs and expenses, tax rates, working capital, production rates, inventory levels, debt levels, capital expenditures, EBITDA, cost savings and business opportunities and positioning; strategic plans; inventory and supply chain management; rationalization and related activities; the impact of rationalization, product line change, cost and liquidity initiatives; expected or targeted changes in production capacity or levels, operating rates or efficiency in our operations or our competitors' or customers' operations; future prices and demand for our products; product quality; diversification, new products, and product improvements and their impact on our business; the integration or impact of acquired businesses; divestitures, asset sales, investments and acquisitions that we may make in the future; possible debt or equity financing or refinancing (including factoring and supply chain financing) activities; our customers' operations, order patterns and demand for their products; the impact of customer bankruptcies; regional and global economic and industry market conditions, including our expectations concerning their impact on us and our customers and suppliers; conditions and changes in the global financial and credit markets; legal proceedings and antitrust investigations; our liquidity and capital resources; possible changes in control of the Company and the impacts thereof; tax rates and the effects of jurisdictional mix; the impact of accounting changes; and currency exchange and interest rates and changes therein.
We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: litigation in relation to the recently consummated tender offer and merger transactions; failure to achieve production rate, inventory level, product development, capital expenditure level, cost savings, EBITDA or other targets or estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying critical accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; adverse changes in cost, inventory or supply chain management; limitations or delays on capital expenditures; business interruptions, including those caused by weather, natural disaster, or other causes; delays or changes in, or non-consummation of, proposed asset sales, divestitures, investments or acquisitions; failure to successfully integrate or achieve expected savings, synergies, performance or returns expected from any completed asset sales, divestitures, investments or acquisitions; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain new or refinance existing financing on acceptable terms; adverse changes in labor relations; adverse developments in legal proceedings or investigations; non-realization of anticipated benefits from, or variances in the cost or timing of, organizational changes, rationalizations and restructurings; loss of market share or sales due to rationalization, product line changes, or pricing activities; negative developments relating to health, safety or environmental compliance, remediation or liabilities; downturns, production reductions or suspensions, or other changes in steel, electronics and other markets we or our customers serve; customer or supplier bankruptcy or insolvency events; political unrest that adversely impacts us or our customers' businesses; declines in demand; intensified competition and price or margin decreases; graphite electrode and needle coke manufacturing capacity increases; fluctuating market prices for our products, including adverse differences between actual graphite electrode prices and spot or announced prices; consolidation of steel producers; mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income tax rate; changes in the availability or cost of key inputs, including petroleum, petroleum-based coke or energy; changes in interest or currency exchange rates; inflation or deflation; changes in Board composition or control of the Company or changes in capital structure or share ownership; failure to satisfy conditions to government grants; continuing uncertainty over fiscal or monetary policies or conditions in the U.S., Europe, China or elsewhere; changes in fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
Unuaudited

	Predecessor	Successor
	As of December 31, 2014	As of September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$17,550	$13,461
Accounts and notes receivable, net of allowance for doubtful accounts of $7,471 as of December 31, 2014 and $6,422 as of September 30, 2015	162,919	111,024
Inventories	382,903	322,268
Prepaid expenses and other current assets	81,623	66,562
Total current assets	644,995	513,315
Property, plant and equipment	1,500,821	657,247
Less: accumulated depreciation	846,781	6,899
Net property, plant and equipment	654,040	650,348
Deferred income taxes	16,819	55,011
Goodwill	420,129	170,021
Other assets	97,822	162,474
Total assets	$1,833,805	$1,551,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,409	$61,987
Short-term debt	188,104	9,600
Accrued income and other taxes	24,506	17,750
Rationalizations	9,563	5,263
Other accrued liabilities	43,319	37,072
Total current liabilities	351,901	131,672
Long-term debt	341,615	368,589
Other long-term obligations	107,566	89,643
Deferred income taxes	28,197	120,434

Stockholders’ equity:
Preferred stock, par value $.01, 10,000,000 shares authorized, none issued	—	—
Common stock, par value $.01, 225,000,000 shares authorized, 152,821,011 shares issued as of December 31, 2014 and 1,000 shares authorized and 1,000 issued as of September 30, 2015	1,528	—
Additional paid-in capital	1,825,880	854,337
Accumulated other comprehensive loss	(336,524)	(6,203)
Accumulated deficit	(245,751)	(7,303)
Less: cost of common stock held in treasury, 15,922,729 shares as of December 31, 2014 and 0 shares as of September 30, 2015	(239,811)	—
Less: common stock held in employee benefit and compensation trusts, 80,967 shares as of December 31, 2014 and 0 shares as of September 30, 2015	(796)	—
Total stockholders’ equity	1,004,526	840,831
Total liabilities and stockholders’ equity	$1,833,805	$1,551,169

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Predecessor		Successor
	For the Three Months Ended September 30, 2014	For the Period July 1, 2015 Through August 14, 2015	For the Period August 15, 2015 Through September 30, 2015

Net sales	$260,458	$65,598	$94,591
Cost of sales	242,814	64,187	85,600
Gross profit	17,644	1,411	8,991
Research and development	2,871	1,211	660
Selling and administrative expenses	26,980	29,604	9,806
Rationalizations	10,844	244	637
Operating loss	(23,051)	(29,648)	(2,112)

Other expense (income), net	1,149	243	678
Interest expense	9,069	9,002	3,701
Interest income	(144)	(22)	(21)
Loss before provision for income taxes	(33,125)	(38,871)	(6,470)

Provision for income taxes	1,818	3,353	833
Net loss	$(34,943)	$(42,224)	$(7,303)

Basic loss per common share:
Net loss per share	$(0.26)	$(0.31)	N/A
Weighted average common shares outstanding	136,375	137,433	N/A

Diluted loss per common share:
Net loss per share	$(0.26)	$(0.31)	N/A
Weighted average common shares outstanding	136,375	137,433	N/A

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Predecessor		Successor
	For the Nine Months Ended September 30, 2014	For the Period January 1, 2015 Through August 14, 2015	For the Period August 15, 2015 Through September 30, 2015

Net sales	$825,433	$437,931	$94,591
Cost of sales	764,142	399,817	85,600
Gross profit	61,291	38,114	8,991
Research and development	8,544	5,556	660
Selling and administrative expenses	89,024	81,147	9,806
Rationalizations	11,761	4,507	637
Impairments	121,570	35,381	—
Operating loss	(169,608)	(88,477)	(2,112)

Other expense (income), net	1,902	1,335	678
Interest expense	27,223	27,118	3,701
Interest income	(257)	(367)	(21)
Loss before provision for income taxes	(198,476)	(116,563)	(6,470)

Provision for income taxes	3,417	4,086	833
Net loss	$(201,893)	$(120,649)	$(7,303)

Basic loss per common share:
Net loss per share	$(1.48)	$(0.88)	N/A
Weighted average common shares outstanding	136,007	137,152	N/A

Diluted loss per common share:
Net loss per share	$(1.48)	$(0.88)	N/A
Weighted average common shares outstanding	136,007	137,152	N/A

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Predecessor		Successor
	For the Three Months Ended September 30, 2014	For the Period July 1, 2015 Through August 14, 2015	For the Period August 15, 2015 Through September 30, 2015
Cash flow from operating activities:
Net loss	$(34,943)	$(42,224)	$(7,303)
Adjustments to reconcile net loss to cash provided by operations:
Depreciation and amortization	26,616	6,078	10,604
Inventory write-downs	8,100	—
Deferred income tax provision	(3,219)	5,871	863
Post-retirement and pension plan changes	1,004	746	486
Stock-based compensation	1,257	12,729	—
Interest expense	3,634	6,481	786
Other charges, net	1,264	1,421	(492)
Increase (decrease) in working capital*	28,861	15,199	(47)
Increase in long-term assets and liabilities	(5,585)	(2,199)	(985)
Net cash provided by operating activities	26,989	4,102	3,912
Cash flow from investing activities:
Capital expenditures	(22,850)	(6,681)	(5,239)
Proceeds from the sale of assets	1,556	8	542
Proceeds from derivative instruments	(379)	(458)	84
Net cash used in investing activities	(21,673)	(7,131)	(4,613)
Cash flow from financing activities:
Short-term debt, net	1,002	14,005	(10,180)
Revolving Facility borrowings	20,000	86,000	22,000
Revolving Facility reductions	(35,000)	(33,000)	(21,000)
Repayment of Senior Subordinated Notes	—	(200,000)	—
Issuance of Preferred Shares	—	150,000	—
Principal payments on long-term debt	(32)	(22)	(12)
Proceeds from exercise of stock options	—	32	—
Purchase of treasury shares	(185)	—	—
Revolving Facility refinancing fees	(105)	(2,346)	—
Other	93	(649)	(1,385)
Net cash (used in) provided by financing activities	(14,227)	14,020	(10,577)
Net increase (decrease) in cash and cash equivalents	(8,911)	10,991	(11,278)
Effect of exchange rate changes on cash and cash equivalents	(939)	(463)	(294)
Cash and cash equivalents at beginning of period	20,728	14,505	25,033
Cash and cash equivalents at end of period	$10,878	$25,033	$13,461
* Net change in working capital due to the following components:
Accounts and notes receivable, net	$7,535	$26,150	$(16,927)
Inventories	14,826	(2,110)	18,436
Prepaid expenses and other current assets	3,100	(3,688)	3,375
Decrease in accounts payable and accruals	(10,788)	(6,921)	(5,822)
Rationalizations	9,405	(494)	(1,642)
Increase in interest payable	4,783	2,262	2,533
Change in working capital	$28,861	$15,199	$(47)

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Predecessor	Successor	Combined
	For the Period July 1, 2015 Through August 14, 2015	For the Period August 15, 2015 Through September 30, 2015	Three Months Ended September 30, 2015

Net sales	$65,598	$94,591	$160,189
Cost of sales	64,187	85,600	149,787
Gross profit	1,411	8,991	10,402
Research and development	1,211	660	1,871
Selling and administrative expenses	29,604	9,806	39,410
Rationalizations	244	637	881
Operating loss	(29,648)	(2,112)	(31,760)

Other expense (income), net	243	678	921
Interest expense	9,002	3,701	12,703
Interest income	(22)	(21)	(43)
Loss before provision for income taxes	(38,871)	(6,470)	(45,341)

Provision for income taxes	3,353	833	4,186
Net loss	$(42,224)	$(7,303)	$(49,527)

	Predecessor	Successor	Combined
	For the Period January 1, 2015 Through August 14, 2015	For the Period August 15, 2015 Through September 30, 2015	For the Nine Months Ended September 30, 2015

Net sales	$437,931	$94,591	$532,522
Cost of sales	399,817	85,600	485,417
Gross profit	38,114	8,991	47,105
Research and development	5,556	660	6,216
Selling and administrative expenses	81,147	9,806	90,953
Rationalizations	4,507	637	5,144
Impairments	35,381	—	35,381
Operating loss	(88,477)	(2,112)	(90,589)

Other expense (income), net	1,335	678	2,013
Interest expense	27,118	3,701	30,819
Interest income	(367)	(21)	(388)
Loss before provision for income taxes	(116,563)	(6,470)	(123,033)

Provision for income taxes	4,086	833	4,919
Net loss	$(120,649)	$(7,303)	$(127,952)

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
NON-GAAP STATEMENT OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Predecessor	Successor	Combined
	For the Period July 1, 2015 Through August 14, 2015	For the Period August 15, 2015 Through September 30, 2015	For the Three Months Ended September 30, 2015
Cash flow from operating activities:
Net loss	$(42,224)	$(7,303)	$(49,527)
Adjustments to reconcile net loss to cash provided by operations:
Depreciation and amortization	6,078	10,604	16,682
Impairments	—	—	—
Inventory write-downs	—		—
Deferred income tax provision	5,871	863	6,734
Post-retirement and pension plan changes	746	486	1,232
Stock-based compensation	12,729	—	12,729
Interest expense	6,481	786	7,267
Other charges, net	1,421	(492)	929
Increase (decrease) in working capital*	15,199	(47)	15,152
Increase in long-term assets and liabilities	(2,199)	(985)	(3,184)
Net cash provided by operating activities	4,102	3,912	8,014
Cash flow from investing activities:
Capital expenditures	(6,681)	(5,239)	(11,920)
Proceeds from the sale of assets	8	542	550
Proceeds from derivative instruments	(458)	84	(374)
Net cash used in investing activities	(7,131)	(4,613)	(11,744)
Cash flow from financing activities:
Short-term debt, net	14,005	(10,180)	3,825
Revolving Facility borrowings	86,000	22,000	108,000
Revolving Facility reductions	(33,000)	(21,000)	(54,000)
Repayment of Senior Subordinated Notes	(200,000)	—	(200,000)
Issuance of Preferred Shares	150,000	—	150,000
Supply chain financing	(22)	—	(22)
Proceeds from exercise of stock options	32	—	32
Purchase of treasury shares	—		—
Revolving Facility refinancing fees	(2,346)	—	(2,346)
Other	(649)	(1,385)	(2,034)
Net cash provided by (used in) financing activities	14,020	(10,565)	3,455
Net increase (decrease) in cash and cash equivalents	10,991	(11,266)	(275)
Effect of exchange rate changes on cash and cash equivalents	(463)	(294)	(757)
Cash and cash equivalents at beginning of period	14,505	25,033	39,538
Cash and cash equivalents at end of period	$25,033	$13,473	$38,506

Accounts and notes receivable, net	$26,150	$(16,927)	$9,223
Inventories	(2,110)	18,436	16,326
Prepaid expenses and other current assets	(3,688)	3,375	(313)
Decrease in accounts payable and accruals	(6,921)	(5,822)	(12,743)
Rationalizations	(494)	(1,642)	(2,136)
Increase in interest payable	2,262	2,533	4,795
Increase (decrease) in working capital	$15,199	$(47)	$15,152

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES SEGMENT DATA SUMMARY AND RECONCILIATION (Dollars in thousands) (Unaudited)
			Combined		Combined
	For the Three Months Ended September 30, 2014	For the Three Months Ended June 30, 2015	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2014	For the Nine Months Ended September 30, 2015
Net sales:
Industrial Materials	$208,573	$125,012	$126,004	$634,004	$416,052
Engineered Solutions	51,885	40,110	34,184	191,429	116,468
Total net sales	$260,458	$165,122	$160,188	$825,433	$532,520

Segment operating income (loss):
Industrial Materials	5,082	3,094	(480)	7,742	(23,285)
Engineered Solutions	(12,445)	(3,455)	(8,070)	(131,704)	(15,918)
Corporate, R&D, and Other	(15,688)	(12,636)	(23,208)	(45,646)	(51,387)
Total segment operating loss	$(23,051)	$(12,997)	$(31,758)	$(169,608)	$(90,590)

Reconciling Items:

Rationalization and Rationalization Related and Impairment Charges
Industrial Materials	7,201	901	272	33,652	38,263
Engineered Solutions	8,841	3,317	2,040	142,387	8,465
Corporate, R&D, and Other	2,960	(86)	135	2,960	1,736

Proxy contest and transaction expenses
Industrial Materials	—	—	3,238	—	3,238
Engineered Solutions	4,829	—	2,521	4,829	2,521
Corporate, R&D, and Other	—	3,310	15,425	2,438	20,400
Total Reconciling Items	23,831	7,442	23,631	186,266	74,623

Segment adjusted operating income:
Industrial Materials	12,283	3,995	3,030	41,394	18,216
Engineered Solutions	1,225	(138)	(3,509)	15,512	(4,932)
Corporate, R&D, and Other	(12,728)	(9,412)	(7,648)	(40,248)	(29,251)
Total adjusted operating income	$780	$(5,555)	$(8,127)	$16,658	$(15,967)

Adjusted operating income margin:
Industrial Materials	5.9%	3.2%	2.4%	6.5%	4.4%
Engineered Solutions	2.4%	(0.3)%	(10.3)%	8.1%	(4.2)%
Total adjusted operating income margin	0.3%	(3.4)%	(5.1)%	2.0%	(3.0)%
NOTE ON RECONCILIATION OF OPERATING INCOME DATA: Adjusted segment operating income is a non-GAAP financial measure that GrafTech calculates according to the schedule above, using GAAP amounts from the Consolidated Financial Statements. GrafTech believes that the excluded items are not primarily related to core operational activities. GrafTech believes that adjusted segment operating income is generally viewed as providing useful information regarding a segment's operating profitability. Management uses adjusted segment operating income as well as other financial measures in connection with its decision-making activities. Adjusted segment operating income should not be considered in isolation or as a substitute for segment operating income or other consolidated income data prepared in accordance with GAAP. GrafTech's method for calculating adjusted segment operating income may not be comparable to methods used by other companies.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
RECONCILIATION OF OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

		Combined		Combined
	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2014	For the Nine Months Ended September 30, 2015

EBITDA	$23,749	$8,555	$84,458	$38,727
Adjustments
Depreciation and amortization	(22,971)	(16,682)	(67,799)	(54,693)
Rationalization related depreciation	(3,645)	—	(25,324)	(1,373)
Rationalizations	(10,843)	(881)	(11,761)	(5,143)
Impairments	—	—	(121,570)	(35,381)
Rationalizations related charges	(4,512)	(1,568)	(20,345)	(6,567)
Advanced graphite materials customer bad debt and inventory charge	(4,829)	—	(4,829)	—
Proxy contest and transaction expenses	—	(21,184)	(2,438)	(26,159)
Operating income	(23,051)	(31,760)	(169,608)	(90,589)
Other (expense) income, net	(1,149)	(921)	(1,902)	(2,013)
Interest expense	(9,069)	(12,703)	(27,223)	(30,819)
Interest income	144	43	257	388
Income taxes	(1,818)	(4,186)	(3,417)	(4,919)
Net loss	$(34,943)	$(49,527)	$(201,893)	$(127,952)

NOTE ON EBITDA RECONCILIATION: EBITDA is a non-GAAP financial measure that GrafTech currently calculates according to the schedule above, using historical or estimated target GAAP amounts as indicated above. GrafTech believes that EBITDA measures are generally accepted as providing useful information regarding a company’s ability to incur and service debt as well as productivity and cash generation. Management uses EBITDA measures as well as other financial measures in connection with its decision-making activities. EBITDA measures should not be considered in isolation or as a substitute for net income (loss), cash flows from operations or other consolidated income or cash flow data prepared in accordance with GAAP. GrafTech’s method for calculating EBITDA measures may not be comparable to methods used by other companies and is not the same as the method for calculating EBITDA measures under its senior secured revolving credit facility or other debt instruments.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
RECONCILIATION OF OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

Adjusted Net Income and Earnings Per Share Reconciliation
			Combined
	For the Three Months Ended September 30, 2014		For the Three Months Ended September 30, 2015
	Income (Loss)	EPS	Income (Loss)	EPS
Total Company
Net loss	$(34,943)	$(0.26)	$(49,527)	N/A
Rationalizations, net of tax	7,123	0.05	640	N/A
Rationalization related, net of tax	5,088	0.05	1,048	N/A
Valuation allowance	6,786	0.05	7,825	N/A
Advanced graphite materials customer bad debt and inventory charge, net of tax	3,062	0.02	—	N/A
Proxy contest and transaction expenses, net of tax	—	—	13,311	N/A
Adjusted net loss	$(12,884)	$(0.09)	$(26,703)	N/A

			Combined
	For the Nine Months Ended September 30, 2014		For the Nine Months Ended September 30, 2015
	Income (Loss)	EPS	Income (Loss)	EPS
Total Company
Net loss	$(201,893)	$(1.48)	$(127,952)	N/A
Rationalizations, net of tax	7,760	0.06	3,308	N/A
Impairment, net of tax	76,544	0.56	30,902	N/A
Rationalization related, net of tax	30,346	0.22	5,301	N/A
Valuation allowance	65,715	0.49	15,209	N/A
Advanced graphite materials customer bad debt and inventory charge, net of tax	3,062	0.02	—	N/A
Proxy contest and transaction expenses, net of tax	1,521	0.01	16,435	N/A
Adjusted net loss	$(16,945)	$(0.12)	$(56,797)	N/A

NOTE ON RECONCILIATION OF EARNINGS DATA: Adjusted net income and adjusted earnings per share are non-GAAP financial measures that GrafTech calculates according to the schedule above, using GAAP amounts. GrafTech believes that the excluded items are not primarily related to core operational activities. GrafTech believes that adjusted net income and adjusted earnings per share are generally viewed as providing useful information regarding a company's operating profitability. Management uses adjusted net income and adjusted earnings per share as well as other financial measures in connection with its decision-making activities. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for net income or other consolidated income data prepared in accordance with GAAP. GrafTech's method for calculating adjusted net income and adjusted earnings per share may not be comparable to methods used by other companies.